As filed with the Securities and Exchange Commission on August 18, 2004

Registration No. 333-118297

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

STRATEGIC DIAGNOSTICS INC.
(Exact name of issuer as specified in its charter)

Delaware	56-1581761
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)
111 Pencader Drive Newark, Delaware 19702
(Address of principal executive offices)

Strategic Diagnostics Inc. 2000 Stock Incentive Plan
(Full title of the plan)

MATTHEW H. KNIGHT
President and Chief Executive Officer
Strategic Diagnostics Inc.
111 Pencader Drive
Newark, Delaware 19702
(Name and address of agent for service)

(302) 456-6789
(Telephone number, including area code, of agent for service)

Copy to:

JUSTIN W. CHAIRMAN, ESQ.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Number of` Shares to be Registered (1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common stock, par value $0.01	800,000	$2.99	$2,392,000	$304

(1)	This registration statement covers shares of common stock of Strategic Diagnostics Inc. which may be offered or sold pursuant to the Strategic Diagnostics Inc. 2000 Stock Incentive Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2)	The maximum offering price per share has been calculated pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of our common stock as reported on the Nasdaq Stock Market’s National Market on August 10, 2004.
(3)	Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by $126.70.

Item 8.	Exhibits.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Description

23.1	Consent of KPMG LLP.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, Delaware on August 17, 2004.

STRATEGIC DIAGNOSTICS INC.

By:	/s/ Matthew H. Knight

Matthew H. Knight
President and Chief Executive Officer

     Each person whose signature appears below hereby authorizes, appoints and constitutes Matthew H. Knight and Stanley J. Musial, and each of such officers acting singly, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her in his or her name, place and stead to execute and cause to be filed with the Commission, any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same, as the Registrant deems appropriate, and he or she hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done in connection therewith.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew H. Knight	Chief Executive Officer and Director (principal executive officer)	August 17, 2004

Matthew H. Knight
/s/ Stanley J. Musial	Vice President and Chief Financial Officer (principal financial and accounting officer)	August 17, 2004

Stanley J. Musial

/s/ Grover C. Wrenn	Chairman of the Board of Directors	August 17, 2004

Grover C. Wrenn

/s/ Morton Collins	Director	August 17, 2004

Morton Collins

/s/ Richard J. Defieux	Director	August 17, 2004

Richard J. Defieux

/s/ Kathleen E. Lamb	Director	August 17, 2004

Kathleen E. Lamb

/s/ Herbert Lotman	Director	August 17, 2004

Herbert Lotman

/s/ Timothy S. Ramey	Director	August 17, 2004

Timothy S. Ramey

/s/ Stephen L. Waechter	Director	August 17, 2004

Stephen L. Waechter

STRATEGIC DIAGNOSTICS INC.

INDEX

Exhibit Number	Description

23.1	Consent of KPMG LLP.